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                                                                    EXHIBIT 10.3

                      FIRST AMENDMENT TO CREDIT AGREEMENT


        THIS FIRST AMENDMENT TO CREDIT AGREEMENT (the "First Amendment") is entered into effective as of August 14, 1998, among LANDRY'S SEAFOOD RESTAURANTS, INC., a Delaware corporation (the "Company"), BANK OF AMERICA TEXAS, N.A. ("BofA"), as letter of credit issuing bank and as agent for the Banks (BofA in its capacity as agent hereinafter referred to as "Agent"), THE BANK OF NOVA SCOTIA, as co-agent, and the several financial institutions party to the Credit Agreement as identified on the signature pages hereto (collectively, the "Banks).


                              W I T N E S S E T H:

        WHEREAS, Company, Agent and the Banks entered into that certain Credit Agreement dated to be effective as of June 19, 1997 (the "Credit Agreement"); and

        WHEREAS, in connection with the execution of the Credit Agreement, the Company executed a Promissory Note payable to each Bank dated as of June 19, 1997 (the "Notes"); and

        WHEREAS, the Obligations (as defined in the Credit Agreement) of the Company were guaranteed by each of the Guarantors (as defined in the Credit Agreement) pursuant to that certain Guaranty agreement (the "Guaranty") executed by the Guarantors in favor of Agent, for the ratable benefit of the Banks, dated as of June 19, 1997; and

        WHEREAS, Company, Agent and the Banks desire to amend the Credit Agreement as hereinafter provided.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Company, Guarantors, Agent and the Banks agree as follows:

        1. Land and Restaurant Sales. The Banks acknowledge that the Company intends to sell the following and the Banks have no objections to such sales with the following provisos:

        (a) the sale of that certain approximately 4 acre tract of land located in Houston, Harris County, Texas, as more particularly described on Exhibit "A" to this First Amendment, so long as such sale is made in compliance with Section
8.06 of the Credit Agreement; and

        (b) the sale of approximately 6 restaurants (the "Restaurant Sales"); provided, however, that no more than $15,000,000.00 in write-downs or charges incurred in connection with such Restaurant Sales shall be excluded from the calculation of the financial covenants contained in Section 8.16 (Maximum Leverage Ratio) or 8.17 (Minimum Fixed Charge Coverage Ratio) of the Credit Agreement, and the calculation of the cap on cash dividends contained in Section 8.11(c) of the Credit Agreement, to the extent such write-downs or charges are taken by the Company on or before December 31, 1998.
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        2. Cash Dividends. Subsection (c) of Section 8.11 of the Credit
Agreement, Restricted Payments, is hereby deleted in its entirety and replaced with the following:

        (c) declare or pay cash dividends to its stockholders and purchase, redeem or otherwise acquire shares of its capital stock or warrants, rights or options to acquire any such shares for cash each fiscal year in an amount not to exceed 15% of the net income of the Company for the preceding fiscal year, computed on a consolidated basis, provided, that, immediately after giving effect to such proposed action, no Default or Event of Default would exist.

        3. Stock Repurchase. Section 8.11 of the Credit Agreement, Restricted Payments, is hereby amended by the addition of the following subsection:

        (d) repurchase shares of its common stock in an amount not to exceed $45,000,000.00. Any such repurchase shall be completed on or before December 31, 1999.

        4. Deferred Pre-Opening Costs. Deferred pre-opening costs of the Company's restaurants which are required, due to new accounting standard AICPA statement #98-5, to be expensed during the fourth quarter of fiscal year 1998 shall not be included in the calculation of the financial covenants contained in Sections 8.16 (Maximum Leverage Ratio) or 8.17 (Minimum Fixed Charge Coverage Ratio) of the Credit Agreement, or in the calculation of the cap on cash dividends contained in Section 8.11(c) of the Credit Agreement; provided, however, that the amount of such costs which may be excluded from the calculation of the foregoing covenants shall not exceed $6,000,000.00.

        5. Renewal; Continued Effect. Except as set forth above, the Credit Agreement shall continue in full force and effect in accordance with its original provisions.

        6. Representations. To induce Agent and the Banks to enter into this First Amendment, the Company ratifies and confirms each representation and warranty set forth in the Credit Agreement as if such representations and warranties were made on even date herewith, and further represents and warrants
(a) that no material adverse change has occurred in the financial condition or business prospects of Company since the date of the last financial statements delivered to Agent, (b) that no Event of Default exists and no event or condition exists or has occurred which with passage of time, or notice, or both, would become an Event of Default (a "Default"), and (c) that the Company is fully authorized to enter into this First Amendment.

        7. Conditions Precedent. As a condition to the effectiveness of this First Amendment and to Agent and the Banks entering into this First Amendment, no Default or Event of Default shall exist on the date hereof, and Agent must have received executed originals of each of the following documents and instruments, in form and substance satisfactory to Agent and the Banks:
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                (a) Corporate resolutions of the Company and each of the
Guarantors (or comparable action for any Guarantor that is a partnership) authorizing the execution of this First Amendment; and

                (b) Such other documents or certificates as Agent or the Banks may reasonably request.

        8. Notes; Amendment and Ratification. Each of the Notes are hereby amended such that the defined term "Credit Agreement" shall refer to the Credit Agreement as amended by this First Amendment. The Company ratifies and confirms each of the Notes and acknowledges and agrees that the Notes shall continue in full force and effect, as amended hereby.

        9. Guaranty Agreement; Amendment and Ratifications. The Guaranty is hereby amended such that the defined term "Credit Agreement" shall refer to the Credit Agreement as amended by this First Amendment. Each of the Guarantors ratifies and confirms the Guaranty agreement delivered to Agent for the ratable benefit of the Banks, and acknowledges and agrees that such Guaranty agreement shall continue in full force and effect, as amended hereby and that pursuant to such Guaranty agreement, such Guarantor has guaranteed payment and performance of all Obligations.

        10. Miscellaneous.

                (a) Severability. In case any of the provisions of this First Amendment shall for any reason be held to be invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this First Amendment shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

                (b) Capitalized Terms. Except as otherwise defined herein, capitalized terms shall have the meanings specified in the Credit Agreement.

                (c) Execution in Counterparts. This First Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this First Amendment by signing one or more counterparts.

                (d) Governing Law. This First Amemdment shall be construed in accordance with and governed by the laws of the State of Texas (without reference to principles of conflicts of laws), provided, however, that Agent and the Banks shall retain all rights under federal law.

                (e) Rights of Third Parties. All provisions herein are imposed solely and exclusively for the benefit of the Company, the Guarantors, Agent and the Banks, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with this First Amendment or any of the other Loan Documents.

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        (f)  COMPLETE AGREEMENT.  THIS WRITTEN FIRST AMENDMENT AND THE OTHER
WRITTEN AGREEMENTS ENTERED INTO AMONG THE PARTIES REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

        (g) The person executing this First Amendment on behalf of the Guarantors, Tilman J. Fertitta, represents and warrants that he is a duly authorized signatory of each of the Guarantors and that he is executing this Guaranty on behalf of each of the Guarantors as the act and deed of each of the Guarantors.

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